PEOPLES BANCORP INC. - P.O. BOX 738 - MARIETTA, OHIO - 45750
                                                          www.peoplesbancorp.com



FOR IMMEDIATE RELEASE                  Contact: Mark F. Bradley
---------------------                           Chief Operating Officer
April 8, 2004                                   (740) 373-3155

                  PEOPLES BANCORP TO ACQUIRE THE PUTNAM AGENCY
              -----------------------------------------------------

          MARIETTA, Ohio - Peoples Bancorp Inc. (Nasdaq: PEBO) announced today the signing of a definitive agreement by its insurance subsidiary, Peoples Insurance Agency, Inc., to acquire Putnam Agency, Inc., a full-service insurance agency that offers a wide range of property and casualty, life, and health insurance to both commercial and individual clients.
         With offices located in Ashland, Kentucky and Huntington, West Virginia, the Putnam Agency has provided insurance services to clients since 1904. The proposed transaction includes the right to use the company's name ("Putnam Agency"), which will operate as a division of Peoples Insurance Agency. The acquisition is consistent with Peoples Bancorp's strategy of diversifying its business mix into financial services that complement core banking operations.
         "We look forward to joining forces with the Putnam Agency," said Mark
F. Bradley, Peoples Bancorp's Chief Operating Officer. "We have been looking to expand our insurance operations, and the Putnam Agency will bring strong, professional sales expertise to our existing agency portfolio. In addition, Putnam's impressive list of insurance carriers will enhance our ability to further penetrate our existing client base."
         In 2003, the Putnam Agency had total revenues exceeding $4 million. All employees of the Putnam Agency, including key management and producers, will become employees and assume active leadership roles in the new organization.
         "Our companies share the same core values: a commitment to client service and a 100-year commitment to the community," stated Thomas C. Phipps, President of the Putnam Agency. "We have achieved our success with community minded employees, and I am pleased that our dedicated staff of professionals will remain with the agency to continue our long tradition of good service and growth in our markets."
         In the transaction, Peoples Insurance Agency will use a mix of cash and Peoples Bancorp stock to purchase substantially all of the assets and assume some of the liabilities of the Putnam Agency. The acquisition is expected to be completed on or about April 30, 2004.
         "In addition to traditional banking and wealth management services, insurance continues to be one of the key elements in our solutions-based approach to meeting customer needs," said Bradley. "We remain focused on opportunities to grow our company through businesses that complement our delivery model and geographic footprint."
         Peoples Bancorp Inc., a diversified financial products and services company with $1.7 billion in assets, makes available a complete line of banking, investment, insurance, and trust solutions through Peoples Bank's 49 locations and 32 ATMs in Ohio, West Virginia, and Kentucky. Peoples Bancorp's common shares are traded on the NASDAQ national market under the symbol "PEBO." Peoples Bancorp is a member of the Russell 3000 index of US publicly traded companies. Learn more about Peoples Bancorp at www.peoplesbancorp.com.

Forward-looking Statement
This press release contains certain forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933, as amended, and Rule 175 promulgated there under, and Section 21E of the Securities Exchange Act of 1934, as amended, and Rule 3b-6 under the Securities Exchange Act, including certain plans, expectations, goals, and projections, about the benefits to Peoples Bancorp of Peoples Insurance Agency's acquisition of the Putnam Agency. These forward-looking statements are subject to numerous assumptions, risks, and uncertainties. Actual results could differ materially from those contained or implied by such statements for a variety of factors such as: the businesses of Peoples Insurance Agency and the Putnam Agency may not be integrated successfully or such integration may take longer to accomplish than expected; the expected synergies from the acquisition may not be fully realized within the expected timeframes; disruption from the merger may make it more difficult to maintain relationships with clients, associates, or suppliers; the required approvals of the merger may not be obtained on the proposed terms and schedule; and other factors described in Peoples Bancorp's 2003 Annual Report on Form 10-K as filed with the Securities and Exchange Commission. All forward-looking statements included in this news release are based on information available at the time of the release. Neither Peoples Bancorp nor the Putnam Agency assumes any obligation to update any forward-looking statement.

                                 END OF RELEASE